February 25, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Rent-A-Center Inc. and Subsidiaries
File No. 0- 25370
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Rent-A-Center Inc. and Subsidiaries dated February 25, 2013, and agree with the statements concerning our Firm contained therein.
Very truly yours,

/s/ Grant Thornton LLP